Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
February 3, 2009	Sr. Vice President – Strategic Planning & Investor Relations 770-206-4237 mzakas@muellerwp.com Media Contact: John Pensec Director – Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FIRST QUARTER 2009 RESULTS

Company Records $400 Million Goodwill Impairment Charge

Quarterly Loss per Share of $3.47 and Adjusted Earnings per Share of $0.00

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $367.7 million and a net loss of $400.0 million in the quarter ended December 31, 2008, which included a goodwill impairment charge of $400.0 million. Summarized consolidated 2009 first quarter results compared to 2008 first quarter results are as follows:

•	Net sales for the 2009 first quarter were $367.7 million, down 10.8 percent compared to $412.3 million for the 2008 first quarter.

•

Loss from operations for the 2009 first quarter was $387.1 million compared to income of $16.4 million for the 2008 first quarter. Excluding the goodwill impairment charge and the restructuring items associated with the closure of U.S. Pipe’s manufacturing operations in Burlington, N.J., adjusted income from operations for the 2009 first quarter was $12.7 million compared to $32.6 million for the 2008 first quarter. Adjusted operating income margin was 3.5 percent in the 2009 first quarter compared to 7.9 percent in the 2008 first quarter.

•

Adjusted EBITDA was $35.5 million in the 2009 first quarter compared to $56.2 million in the 2008 first quarter. Adjusted EBITDA margin for the 2009 first quarter was 9.7 percent compared to 13.6 percent in the 2008 first quarter.

•

During the 2009 first quarter, the Company determined that the significant deterioration of equity markets made it more likely than not that the carrying amount of its goodwill was impaired and recorded an estimated impairment charge of $400 million.

•	Adjusted net income per diluted share was $0.00 for the 2009 first quarter compared to $0.07 for the 2008 first quarter.

•	Net debt, which is total debt less cash and cash equivalents, at December 31, 2008 decreased to $937.2 million from $962.2 million at December 31, 2007.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“Demand for our products dropped significantly during the first quarter of fiscal 2009, with shipments of our core water infrastructure products down between 30% and 40% year-over-year. A sharp decline in municipal spending that had been growing in prior quarters was the primary driver of this drop-off in orders,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “The liquidity crisis, budget shortfalls and uncertainty surrounding the proposed federal stimulus bill all factored into the decline in municipal spending. Until we see improvement in our markets, we will continue to be aggressive in taking actions to offset the volume decline, including reducing headcount and temporarily shutting down manufacturing operations. We will take the steps necessary to respond to near-term market conditions while ensuring we are well-positioned to address the mounting water infrastructure needs in the future.”

First Quarter Consolidated Results

Net sales for the quarter decreased $44.6 million year-over-year due to lower shipment volumes of $80.0 million across all business segments and unfavorable Canadian currency exchange rates, which were partially offset by price increases implemented in 2008.

Adjusted income from operations for the quarter of $12.7 million decreased $19.9 million from the prior year period. 2009 first quarter adjusted income from operations was negatively impacted by higher raw material costs and lower shipment volumes, partially offset by higher sales pricing, cost savings and the gain on the sale of a building.

First Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $119.6 million in the 2009 first quarter declined from 2008 first quarter net sales of $161.6 million. Lower shipment volumes of $49.0 million were partially offset by higher pricing of $8.8 million. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were below the prior year period.

Adjusted income from operations of $8.5 million and adjusted EBITDA of $20.8 million in the 2009 first quarter compare to $24.8 million and $37.4 million, respectively, in the 2008 first quarter. Adjusted income from operations was reduced primarily by $21.2 million of lower shipment volumes and $6.1 million of higher costs of raw materials, partially offset by cost reductions of $4.6 million and the higher sales pricing.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment increased in the 2009 first quarter to $115.7 million from $110.7 million in the 2008 first quarter. The sales increase was attributable to $22.8 million of higher pricing partially offset by $17.8 million of lower volume of ductile iron pipe shipments. Higher pricing did not cover our higher costs of raw materials.

Adjusted loss from operations of $6.5 million and an adjusted EBITDA loss of $0.4 million in the 2009 first quarter compare to adjusted income from operations of $0.9 million and adjusted EBITDA of $6.8 million in the 2008 first quarter. The 2009 first quarter results were negatively impacted by increased raw material costs of $30.4 million and $4.7 million related to lower shipment volumes. These items were partially offset by cost savings of $4.4 million and the higher sales pricing.

Anvil Segment

Net sales for the Anvil segment of $132.4 million in the 2009 first quarter declined from 2008 first quarter net sales of $140.0 million. The net sales decline was driven by $13.2 million of lower shipment volumes and $6.6 million due to unfavorable Canadian currency exchange rates. This decline was partially offset by higher sales pricing of $12.2 million.

Income from operations of $21.3 million and EBITDA of $25.5 million in the 2009 first quarter compare to $15.9 million and $20.9 million, respectively, in the 2008 first quarter. Income from operations increased principally due to higher sales pricing and a $3.5 million gain on the sale of a building. The 2009 first quarter results were reduced by higher raw material costs of $3.5 million and under-absorbed overhead of $4.7 million.

Goodwill Impairment Charge

As a result of the significant deterioration of equity markets in fiscal first quarter 2009, the Company evaluated its goodwill and other indefinite-lived intangible assets for possible impairment. Due to higher discount rates, the Company determined that its goodwill was impaired and recorded an estimated impairment charge of $400 million. The final impairment analysis requires a fair value determination of the Company’s recorded and unrecorded assets and liabilities, and the estimation of these fair values has not been completed at this time. Any revision to the estimated impairment charge will be recorded during the 2009 second quarter and is expected not to exceed an additional $200 million.

The impairment charge is a non-cash item and therefore will not result in any cash expenditures and will not affect the Company’s cash position, cash flows from operating activities, free cash flow, liquidity position or availability under its credit facilities. Further, this charge is excluded from all of the Company’s financial results in evaluating financial covenants under its debt agreements.

Burlington Closure Restructuring Charges

In 2008, the Company closed U.S. Pipe’s manufacturing operations in Burlington, N.J. while retaining the facility as a full-service distribution center for customers in the Northeast. In connection with this action, the Company recorded restructuring charges of $16.2 million, or $0.08 per share after tax, in the 2008 first quarter. The Company expects to incur the remaining charges of less than $1.0 million over the next six months.

Interest Expense, Net

Interest expense, net of interest income, was $17.3 million in the 2009 first quarter compared to $19.2 million in the 2008 first quarter. Interest expense declined as a result of lower interest rates and lower average net debt outstanding.

Income Tax Expense

In the 2009 first quarter, the total income tax benefit of $2.9 million included a $1.2 million adjustment to reduce the valuation allowance related to deferred tax assets. The income tax benefit also included $0.4 million principally related to legacy state income tax matters that have been effectively resolved. There was no income tax benefit related to the goodwill impairment charge. Excluding these items, the effective income tax rate was comparable to the 2008 first quarter.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA, adjusted income from operations, adjusted net income and free cash flow. Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, goodwill impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted income from operations and adjusted net income exclude the goodwill impairment and Burlington-related restructuring charges. These items are excluded since they are considered unusual and not indicative of recurring operations.

Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 4, 2009 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material prices, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost reductions, production increases or decreases, inventory control, and the integration of acquired businesses; and general changes in economic and financial conditions, residential and non-residential construction, and municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil and gas, HVAC and fire protection industries. With latest 12 months net sales of $1.8 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,000 people. Mueller Water Products Series A common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	December 31, 2008	September 30, 2008
Assets:
Cash and cash equivalents	$151.8	$183.9
Receivables, net	209.5	298.2
Inventories	483.6	459.4
Deferred income taxes	48.7	48.2
Other current assets	66.1	60.6

Total current assets	959.7	1,050.3

Property, plant and equipment, net	348.9	356.8
Goodwill	470.7	871.5
Identifiable intangible assets, net	782.5	789.8
Other noncurrent assets	19.8	21.8

Total assets	$2,581.6	$3,090.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$13.2	$9.7
Accounts payable	97.6	156.0
Other current liabilities	96.6	129.0

Total current liabilities	207.4	294.7

Long-term debt	1,075.8	1,085.8
Deferred income taxes	288.1	295.8
Other noncurrent liabilities	104.9	85.0

Total liabilities	1,676.2	1,761.3

Commitments and contingencies

Common stock:
Series A: 400,000,000 shares authorized; 29,693,126 shares and 29,528,763 shares outstanding at December 31, 2008 and September 30, 2008, respectively	0.3	0.3
Series B: 200,000,000 shares authorized; 85,844,920 shares outstanding at December 31, 2008 and September 30, 2008	0.9	0.9
Additional paid-in capital	1,430.4	1,428.9
Accumulated deficit	(481.6)	(81.6)
Accumulated other comprehensive loss	(44.6)	(19.6)

Total stockholders’ equity	905.4	1,328.9

Total liabilities and stockholders’ equity	$2,581.6	$3,090.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31,
	2008	2007
Net sales	$367.7	$412.3
Cost of sales	292.7	317.9

Gross profit	75.0	94.4

Operating expenses:
Selling, general and administrative	62.3	61.8
Goodwill impairment	400.0	—
Restructuring	(0.2)	16.2

Total operating expenses	462.1	78.0

Income (loss) from operations	(387.1)	16.4

Interest expense, net	17.3	19.2
Gain on repurchase of debt	(1.5)	—

Loss before income taxes	(402.9)	(2.8)
Income tax benefit	(2.9)	(1.2)

Net loss	$(400.0)	$(1.6)

Net loss per basic share	$(3.47)	$(0.01)

Weighted average basic shares outstanding:	115.4	114.9

Dividends declared per share	$0.0175	$0.0175

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2008

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance at September 30, 2008	$1.2	$1,428.9	$(81.6)	$(19.6)	$1,328.9

Net loss	—	—	(400.0)	—	(400.0)
Dividends declared	—	(2.0)	—	—	(2.0)
Stock-based compensation	—	3.3	—	—	3.3
Stock issued under stock compensation plans	—	0.2	—	—	0.2
Net unrealized loss on derivative instruments	—	—	—	(13.8)	(13.8)
Foreign currency translation	—	—	—	(11.1)	(11.1)
Minimum pension liability	—	—	—	(0.1)	(0.1)

Balance at December 31, 2008	$1.2	$1,430.4	$(481.6)	$(44.6)	$905.4

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Three months ended December 31,
	2008	2007
Operating activities:
Net loss	$(400.0)	$(1.6)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Depreciation	15.5	16.2
Amortization	7.3	7.4
Stock-based compensation	3.3	2.7
Gain on repurchase of debt	(1.5)	—
Deferred income taxes (benefit)	1.1	(0.4)
Gain on sales of property, plant and equipment	(3.5)	—
Asset impairments	400.0	14.8
Other, net	7.8	(0.8)
Changes in assets and liabilities:
Receivables	84.2	65.0
Inventories	(34.6)	(12.7)
Other current assets and other noncurrent assets	(9.9)	(4.2)
Accounts payable and other liabilities	(87.6)	(30.5)

Net cash provided by (used in) operating activities	(17.9)	55.9

Investing activities:
Capital expenditures	(10.0)	(16.8)
Proceeds from sales of property, plant and equipment	3.9	7.1

Net cash used in investing activities	(6.1)	(9.7)

Financing activities:
Decrease in outstanding checks	(0.3)	(5.4)
Debt paid and repurchased	(4.9)	(1.4)
Common stock issued	0.2	0.5
Dividends paid	(2.0)	(2.0)

Net cash used in financing activities	(7.0)	(8.3)

Effect of currency exchange rate changes on cash	(1.1)	0.1

Net change in cash and cash equivalents	(32.1)	38.0
Cash and cash equivalents at beginning of period	183.9	98.9

Cash and cash equivalents at end of period	$151.8	$136.9

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$119.6	$115.7	$132.4	$—	$367.7

Income (loss) from operations	$(332.0)	$(65.8)	$21.3	$(10.6)	$(387.1)

Interest expense, net					17.3
Gain on repurchase of debt					(1.5)
Income tax benefit					(2.9)

Net loss					$(400.0)

Net loss per basic share					$(3.47)

Capital expenditures	$3.3	$3.4	$3.2	$0.1	$10.0

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$(332.0)	$(65.8)	$21.3	$(10.6)	$(387.1)
Goodwill impairment	340.5	59.5			400.0
Restructuring	—	(0.2)	—	—	(0.2)

Adjusted income (loss) from operations	8.5	(6.5)	21.3	(10.6)	12.7
Depreciation and amortization	12.3	6.1	4.2	0.2	22.8

Adjusted EBITDA	$20.8	$(0.4)	$25.5	$(10.4)	$35.5

Adjusted net income, excluding impairment and restructuring:
Net loss					$(400.0)
Goodwill impairment					400.0
Restructuring – ($0.2) million, net of tax					(0.1)

Adjusted net loss, excluding impairment and restructuring					$(0.1)

Adjusted net loss per basic share, excluding impairment and restructuring					$(0.00)

Free cash flow:
Net cash used by operating activities					$(17.9)
Capital expenditures					(10.0)

Free cash flow					$(27.9)

Net debt (end of period):
Current portion of long-term debt					$13.2
Long-term debt					1,075.8

Total debt					1,089.0
Less cash and cash equivalents					(151.8)

Net debt					$937.2

	Three months ended December 31, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$161.6	$110.7	$140.0	$—	$412.3

Income (loss) from operations	$24.8	$(15.3)	$15.9	$(9.0)	$16.4

Interest expense, net					19.2
Income tax benefit					(1.2)

Net loss					$(1.6)

Net loss per basic share					$(0.01)

Capital expenditures	$4.4	$9.1	$3.3	$—	$16.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$24.8	$(15.3)	$15.9	$(9.0)	$16.4
Restructuring	—	16.2	—	—	16.2

Adjusted income (loss) from operations	24.8	0.9	15.9	(9.0)	32.6
Depreciation and amortization	12.6	5.9	5.0	0.1	23.6

EBITDA	$37.4	$6.8	$20.9	$(8.9)	$56.2

Adjusted net income, excluding restructuring:
Net loss					$(1.6)
Restructuring – $16.2 million, net of tax					9.5

Adjusted net income, excluding restructuring					$7.9

Adjusted net income per diluted share, excluding restructuring					$0.07

Free cash flow:
Net cash provided by operating activities					$55.9
Capital expenditures					(16.8)

Free cash flow					$39.1

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,093.0

Total debt					1,099.1
Less cash and cash equivalents					(136.9)

Net debt					$962.2